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[POPULAR, INC. LETTERHEAD]




                                                                   Exhibit 99(a)


June 27, 1997


                                PRESS RELEASE



The average daily closing price of Popular, Inc. common stock for the period from June 13, 1997 to June 26, 1997 was $40.4375.

Under the terms of the merger agreement between Popular, Inc. and Roig Commercial Bank, Roig shareholders will receive for each Roig common share either 5.14695 shares of Popular, Inc. common stock or $208.12987, depending on shareholder elections.

The election deadline for Roig shareholders is June 30, 1997.

Questions regarding the exchange process should be directed to Mr. Amilcar L. Jordan at (787) 764-1893.